News Release

PartnerRe Ltd. Reports First Quarter 2006 Results

  First Quarter Net Income per share of $3.21; Operating Earnings per share of $2.32
  Annualized Net Income ROE of 28.7%; Annualized Operating ROE of 20.8%
  Book Value of $46.15 per share, up 3.5% for the quarter

PEMBROKE, Bermuda, April 24, 2006 -- PartnerRe Ltd. (NYSE:PRE) today reported net income of $193.2 million, or $3.21 per share on a fully diluted basis, for the first quarter of 2006. This net income includes net after-tax realized gains on investments of $50.9 million or $0.89 per share. Net income for the first quarter of 2005, including net after-tax realized gains on investments of $35.2 million or $0.63 per share, was $111.4 million or $1.84 per share. Operating earnings for the first quarter of 2006 were $133.7 million or $2.32 per share on a fully diluted basis. This compares to operating earnings of $67.6 million, or $1.21 per share, for the first quarter of 2005. Operating earnings exclude net after-tax realized investment gains and losses and are calculated after payment of preferred dividends. All references to per share amounts in the text of this press release are on a fully diluted basis.

Commenting on the first quarter 2006 results, PartnerRe President & Chief Executive Officer Patrick Thiele said, “Our results this quarter were favorably impacted by a low level of large loss activity as shown by a 21% annualized operating return on beginning shareholders’ equity. In addition, we continue to achieve positive results and generate substantial realized gains in our equity portfolios, leading to an annualized net income return on equity of 29%.

“Our GAAP book value per share increased 3.5% in the quarter to $46.15, despite the negative impact of rising interest rates on the market value of our bond portfolios. Rising interest rates tend to restrain growth in book value, as GAAP recognizes interest rate impacts only on assets and not on liabilities. Nevertheless, we remain committed to growing GAAP book value at an average of 10% per year, and to building shareholder value over the long term.”

PartnerRe Ltd.	Telephone +1 441 292 0888
Chesney House,	Fax +1 441 292 6080
96 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

News Release

Summary unaudited consolidated financial data for the period is set out below.

U.S.$ thousands (except per share amounts and ratios)	Three months ended March 31
	2006	2005
Net Premiums Written	$1,344,604	$1,414,869
Net Premiums Earned	$832,821	$896,412
Non-Life Combined Ratio	87.8%	97.0%
Net Income	$193,243	$111,415
Net Income per share (a)	$3.21	$1.84
Net Operating Earnings (a)	$133,744	$67,553
Net Operating Earnings per share (a)	$2.32	$1.21

(a)	Net income per share is defined as net income available to common shareholders divided by the weighted average number of fully diluted shares outstanding for the period. Net income available to common shareholders is defined as net income less preferred dividends. Net operating earnings is net income available to common shareholders excluding after-tax net realized gains/losses on investments. Net operating earnings per share is defined as net operating earnings divided by the weighted average number of fully diluted shares outstanding for the period. Per share results referenced in the text of this press release are on a fully diluted basis.

Net premiums written for the first quarter 2006 were $1.3 billion, down 5% when compared with the first quarter of 2005. The decline is due to the impact of foreign exchange, without which net premiums written would have been flat year over year. Total revenues for the quarter were $995.6 million, down from the $1.0 billion in revenues in the first quarter of 2005. Total revenues for the first quarter 2006 included $832.8 million of net premiums earned; net investment income of $100.0 million – an increase of 15%; and pre-tax net realized investment gains of $55.1 million.

Separately, the Company announced today that its Board of Directors declared a regular quarterly dividend of $0.40 per common share. The dividend will be payable on June 1, 2006, to common shareholders of record on May 22, 2006, with the stock trading ex-dividend commencing May 18, 2006.

PartnerRe Ltd.	Telephone +1 441 292 0888
Chesney House,	Fax +1 441 292 6080
96 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

News Release

Results by Segment

The Non-Life segment reported net premiums written of $1.2 billion for the quarter, down 8% as compared to the same period in 2005. The combined ratio was 87.8% for the first quarter compared to 97.0% for the same period in 2005. The Non-Life technical result was $134 million in the first quarter of 2006 compared to $76 million for the prior year period. The first quarter of 2005 included losses of $63 million from Winterstorm Erwin as well as a large energy loss in Canada, while the 2006 first quarter had unusually low large loss activity.

The U.S. Property and Casualty business, which represented 22% of total net premiums written for the quarter, reported net premiums written of $296 million, down 5% from the prior year’s first quarter. Net premiums earned were down 10% to $200 million when compared with the same period in 2005. The technical ratio for this sub-segment was 97.6%, compared to 97.2% in the first quarter of 2005.

The Global (Non-U.S.) Property and Casualty business, which represented 27% of total net premiums written for the quarter, reported net premiums written of $364 million for the first quarter of 2006, down 15% when compared to the same period in 2005. Net premiums earned during the quarter were $183 million, down from $242 million in the first quarter 2005. The technical ratio for this sub-segment was 102.2% for the first quarter compared to 88.0% for the same period in 2005.

The Worldwide Specialty business, which represented 40% of total net premiums written for the quarter, reported net premiums written of $527 million for the first quarter, down 4% from the first quarter of 2005. Net premiums earned were down 2% for the quarter, compared to the same period in 2005. This sub-segment’s technical ratio was 58.8%, compared to 87.7% for the first quarter of 2005.

The Life segment, which markets coverages primarily in Europe, Canada and Latin America, and represented 10% of total net premiums written for the quarter, reported net premiums written of $139 million for the quarter, representing 20% growth over the first quarter of 2005. The allocated underwriting result was $3 million, compared to $2 million for the first quarter 2005.

The ART (Alternative Risk Transfer) segment comprises structured risk transfer, principal finance, weather related products, and the results of the Company’s investment in Channel

PartnerRe Ltd.	Telephone +1 441 292 0888
Chesney House,	Fax +1 441 292 6080
96 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

News Release

Re. The pre-tax contribution to net income, including the Company’s interest in the earnings of Channel Re, was $8 million for the first quarter of 2006, compared to $13 million in the first quarter of 2005.

Balance Sheet Items

During the first quarter of 2006, total investments and cash increased 3% to $9.8 billion, and increased 15% over a trailing 12 month period due to incremental cash flow and good returns on the equity portfolio, offset partially by the effects of rising interest rates on the market value of bonds. Gross Non-Life loss and loss expense reserves were flat this quarter, but increased by 15% to $6.8 billion over the last 12 months. During the first quarter, the Company’s estimate of Non-Life losses for prior accident years developed favorably by $68 million, which is reflected in the quarter’s results. The overall prior year reserve development in the Non-Life segment includes net adverse reserve development of $1 million in the U.S. P&C sub-segment and a net favorable reserve development of $69 million in the Worldwide Specialty sub-segment. In the first quarter of 2005, Non-Life reserves for prior years developed favorably by $65 million.

At March 31, 2006, total assets were $14.6 billion, total capitalization was $4.0 billion, and total shareholders’ equity was $3.2 billion. This compares to total assets of $13.7 billion, total capitalization of $3.9 billion and total shareholders’ equity of $3.1 billion at December 31, 2005. Book value per common share at March 31, 2006 was $46.15 on a fully diluted basis, up 3.5% from $44.57 per share at December 31, 2005.

Commentary and Outlook

“Global reinsurance markets continue to present a diverse picture,” Mr. Thiele said. “Competition remains significant in markets and lines not affected by 2005 storms and we will deploy our capital cautiously within those markets. Conversely, U.S. property pricing continued to accelerate in the April 1 renewals and we expect to respond to that trend with increased capacity.

“As we have consistently demonstrated, PartnerRe has the franchise, the balance sheet, the broad product and geographic diversification, and the risk appetite and risk management processes to participate in the opportunities that the market has to offer. We will continue to allocate our capital to the most profitable areas, while maintaining the balance in the high quality and diversified book of business that we have built over the last seven years.”

PartnerRe Ltd.	Telephone +1 441 292 0888
Chesney House,	Fax +1 441 292 6080
96 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

News Release

The Company uses operating earnings, diluted operating earnings per share and operating return on beginning common shareholders’ equity to measure performance, as these measures focus on the underlying fundamentals of our operations without the influence of realized gains and losses from the sale of investments, which is driven by the timing of the disposition of investments and not by our operating performance. For planning purposes, the Company does not anticipate realized investment gains or losses. The Company also uses technical ratio and technical result as measures of underwriting performance. These metrics exclude other operating expenses. All references to per share amounts in the text of this press release are on the basis of fully diluted shares.

_____________________________________________

PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, other lines, life/annuity and health, and alternative risk transfer solutions. At December 31, 2005, total revenues were $4.2 billion. As of March 31, 2006 total assets were $14.6 billion, total capitalization was $4.0 billion and total shareholders’ equity was $3.2 billion. Our major reinsurance operations have ratings of AA- (stable) from Standard & Poor’s, Aa3 (negative outlook) from Moody’s, A+ (stable) from A.M. Best, and AA (stable) from Fitch.

PartnerRe on the Internet: www.partnerre.com

Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, adequacy of reserves, risks associated with implementing business strategies, levels and pricing of new and renewal business achieved, credit, interest, currency and other risks associated with the Company’s investment portfolio, changes in accounting policies, and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

PartnerRe Ltd.	Telephone +1 441 292 0888
Chesney House,	Fax +1 441 292 6080
96 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

News Release

Contacts:	PartnerRe Ltd.	Citigate Sard Verbinnen
	(441) 292-0888	(212) 687-8080
	Investor Contact: Robin Sidders	Robin Weinberg
Media Contact: Celia Powell

PartnerRe Ltd.	Telephone +1 441 292 0888
Chesney House,	Fax +1 441 292 6080
96 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

PartnerRe Ltd.
Consolidated Statements of Operations and Comprehensive Income
(Expressed in thousands of U.S dollars, except share and per share data)
(Unaudited)

	For the three months ended March 31, 2006	For the three months ended March 31, 2005

Revenues
Gross premiums written	$1,372,846	$1,445,937

Net premiums written	$1,344,604	$1,414,869
Increase in unearned premiums	(511,783)	(518,457)

Net premiums earned	832,821	896,412
Net investment income	99,952	86,853
Net realized investment gains	55,098	37,382
Other income	7,756	12,803

Total revenues	995,627	1,033,450

Expenses
Losses and loss expenses and life policy benefits	498,817	613,865
Acquisition costs	199,257	209,925
Other operating expenses	74,430	72,689
Interest expense	12,721	7,328
Net foreign exchange losses (gains)	3,348	(13)

Total expenses	788,573	903,794

Income before taxes and interest in earnings of equity investments	207,054	129,656
Income tax expense	16,130	20,792
Interest in earnings of equity investments	2,319	2,551

Net income	$193,243	$111,415

Preferred dividends	$8,631	$8,632

Operating earnings available to common shareholders	$133,744	$67,553

Comprehensive income (loss), net of tax	$110,918	$(4,817)

Per Share Data:
Earnings per common share:
Basic operating earnings	$2.36	$1.23
Net realized investment gains, net of tax	0.89	0.64

Basic net income	$3.25	$1.87

Weighted average number of common shares
outstanding	56,733.5	54,956.6
Diluted operating earnings	$2.32	$1.21
Net realized investment gains, net of tax	0.89	0.63

Diluted net income	$3.21	$1.84

Weighted average number of common and
common share equivalents outstanding	57,601.0	55,831.2

     PartnerRe Ltd.
Consolidated Balance Sheets
(Expressed in thousands of U.S dollars, except share, per share and parenthetical share data)
(Unaudited)

	March 31, 2006	December 31, 2005
Assets
Investments and cash:
Fixed maturities, at fair value
(amortized cost: 2006, $6,808,935; 2005, $6,682,243)	$6,714,522	$6,686,822
Short-term investments, at fair value
(amortized cost: 2006, $288,790; 2005, $231,442)	288,273	230,933
Equities, at fair value
(cost: 2006, $1,318,963; 2005, $1,246,192)	1,399,844	1,334,374
Trading securities, at fair value (cost: 2006, $252,672; 2005, $210,432)	273,848	220,311
Cash and cash equivalents, at fair value, which approximates amortized cost	1,054,244	1,001,378
Other invested assets	110,773	104,920

Total investments and cash	9,841,504	9,578,738
Accrued investment income	127,615	143,548
Reinsurance balances receivable	1,964,045	1,493,507
Reinsurance recoverable on paid and unpaid losses	229,467	217,948
Funds held by reinsured companies	979,797	970,614
Deferred acquisition costs	534,647	437,741
Deposit assets	304,661	289,459
Net tax assets	87,412	87,667
Goodwill	429,519	429,519
Other	89,757	95,389

Total assets	$14,588,424	$13,744,130

Liabilities
Unpaid losses and loss expenses	$6,793,794	$6,737,661
Policy benefits for life and annuity contracts	1,245,175	1,223,871
Unearned premiums	1,675,721	1,136,233
Reinsurance balances payable	137,469	127,607
Ceded premiums payable	36,508	25,110
Funds held under reinsurance treaties	19,376	18,910
Deposit liabilities	349,566	333,820
Long-term debt	620,000	620,000
Net payable for securities purchased	175,053	93,318
Accounts payable, accrued expenses and other	150,741	128,627
Debt related to trust preferred securities	206,186	206,186

Total liabilities	11,409,589	10,651,343

Shareholders’ Equity
Common shares (par value $1.00, issued and outstanding:
2006, 56,743,107; 2005, 56,730,195)	56,743	56,730
Series C cumulative preferred shares (par value $1.00, issued and outstanding:
2006 and 2005, 11,600,000; aggregate liquidation preference: 2006 and 2005, $290,000,000)	11,600	11,600
Series D cumulative preferred shares (par value $1.00, issued and outstanding:
2006 and 2005, 9,200,000; aggregate liquidation preference: 2006 and 2005, $230,000,000)	9,200	9,200
Additional paid-in capital	1,380,295	1,373,992
Deferred compensation	-	(107)
Accumulated other comprehensive income:
Net unrealized (losses) gains on investments, net of tax	(15,001)	77,049
Currency translation adjustment	22,339	12,614
Retained earnings	1,713,659	1,551,709

Total shareholders' equity	3,178,835	3,092,787

Total liabilities and shareholders' equity	$14,588,424	$13,744,130

Shareholders’ Equity Per Common Share	$46.86	$45.35

Diluted Book Value Per Common and Common Share Equivalents
Outstanding (assuming exercise of all stock-based awards)	$46.15	$44.57

Number of Common and Common Share Equivalents Outstanding	57,610.6	57,724.1

     PartnerRe Ltd.
Supplementary Information
(in millions of U.S. dollars)
(Unaudited)

     SEGMENT INFORMATION
For the three months ended March 31, 2006

	U.S. P&C	Global (Non- U.S.) P&C	Worldwide Specialty	Total Non- Life Segment	ART Segment(A)	Life Segment		Corporate	Total

Gross premiums written	$296	$365	$549	$1,210	$19	$144	$		$1,373
Net premiums written	$296	$364	$527	$1,187	$19	$139	$		$1,345
Increase in unearned premiums	(96)	(181)	(204)	(481)	(12)	(19)			(512)

Net premiums earned	$200	$183	$323	$706	$7	$120	$		$833
Losses and loss expenses and
life policy benefits	(144)	(137)	(127)	(408)	(4)	(87)			(499)
Acquisition costs	(51)	(50)	(63)	(164)	(1)	(34)			(199)

Technical result	$5	$(4)	$133	$134	$2	$(1)	$		$135
Other income	n/a	n/a	n/a	-	8				8
Other operating expenses	n/a	n/a	n/a	(48)	(4)	(7)		(16)	(75)

Underwriting result	n/a	n/a	n/a	$86	$6	$(8)		n/a	$68
Net investment income	n/a	n/a	n/a	n/a	-	11		89	100

Allocated underwriting result (1)	n/a	n/a	n/a	n/a	n/a	$3		n/a	n/a
Net realized investment gains	n/a	n/a	n/a	n/a	n/a	n/a		55	55
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a		(13)	(13)
Net foreign exchange losses	n/a	n/a	n/a	n/a	n/a	n/a		(3)	(3)
Income tax expense	n/a	n/a	n/a	n/a	n/a	n/a		(16)	(16)
Interest in earnings of equity investments	n/a	n/a	n/a	n/a	2	n/a		n/a	2

Net income	n/a	n/a	n/a	n/a	n/a	n/a		n/a	$193

Loss ratio (2)	71.8%	75.0%	39.2%	57.7%
Acquisition ratio (3)	25.8	27.2	19.6	23.4

Technical ratio (4)	97.6%	102.2%	58.8%	81.1%
Other operating expense ratio (5)				6.7

Combined ratio (6)				87.8%

For the three months ended March 31, 2005

	U.S. P&C	Global (Non- U.S.) P&C	Worldwide Specialty	Total Non- Life Segment	ART Segment(A)	Life Segment		Corporate	Total

Gross premiums written	$311	$433	$575	$1,319	$7	$120	$		$1,446
Net premiums written	$311	$431	$550	$1,292	$7	$116	$		$1,415
Increase in unearned premiums	(88)	(189)	(220)	(497)	(5)	(16)			(518)

Net premiums earned	$223	$242	$330	$795	$2	$100	$		$897
Losses and loss expenses and
life policy benefits	(163)	(151)	(219)	(533)		(81)			(614)
Acquisition costs	(54)	(62)	(70)	(186)	(1)	(23)			(210)

Technical result	$6	$29	$41	$76	$1	$(4)	$		$73
Other income	n/a	n/a	n/a	-	13	-			13
Other operating expenses	n/a	n/a	n/a	(52)	(3)	(6)		(12)	(73)

Underwriting result	n/a	n/a	n/a	$24	$11	$(10)		n/a	$13
Net investment income	n/a	n/a	n/a	n/a	-	12		75	87

Allocated underwriting result (1)	n/a	n/a	n/a	n/a	n/a	$2		n/a	n/a
Net realized investment gains	n/a	n/a	n/a	n/a	n/a	n/a		37	37
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a		(7)	(7)
Net foreign exchange gains	n/a	n/a	n/a	n/a	n/a	n/a		-
Income tax expense	n/a	n/a	n/a	n/a	n/a	n/a		(21)	(21)
Interest in earnings of equity investments	n/a	n/a	n/a	n/a	2	n/a		n/a	2

Net income	n/a	n/a	n/a	n/a	n/a	n/a		n/a	$111

Loss ratio (2)	73.0%	62.3%	66.5%	67.0%
Acquisition ratio (3)	24.2	25.7	21.2	23.4

Technical ratio (4)	97.2%	88.0%	87.7%	90.4%
Other operating expense ratio (5)				6.6

Combined ratio (6)				97.0%

(A) The Company reports the results of Channel Re on a one-quarter lag. The 2006 and 2005 periods include the Company's share of Channel Re's net income in the amount of $2.2 million and $2.5 million, respectively.

(1)	Allocated underwriting result is defined as net premiums earned and allocated net investment income less life policy benefits, acquisition costs and other operating expenses.
(2)	Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.
(3)	Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.
(4)	Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.
(5)	Other operating expense ratio is obtained by dividing other operating expenses by net premiums earned.
(6)	Combined ratio is the sum of the technical ratio and the other operating expense ratio.

     PartnerRe Ltd.
Supplementary Information
(Unaudited)

	For the three months ended March 31, 2006	For the three months ended March 31, 2005
Distribution of Net Premiums Written by
Line of Business:
Non-Life
Property and Casualty
Property	22%	22%
Casualty	19	21
Motor	8	10
Worldwide Specialty
Agriculture	3	2
Aviation/Space	3	3
Catastrophe	16	14
Credit/Surety	4	6
Engineering	3	3
Energy	1	-
Marine	3	3
Specialty property	3	3
Specialty casualty	4	5
ART	1	-
Life	10	8

Geographic Distribution of Gross Premiums Written:
Europe	49%	52%
North America	39	36
Asia, Australia and New Zealand	7	7
Latin America, Caribbean and Africa	5	5

	As at March 31, 2006
Credit Ratings (Financial Strength Ratings):
Standard & Poor's	AA-
Moody's	Aa3
A.M. Best	A+
Fitch	AA

	As at March 31, 2006 (in thousands of U.S. dollars)		As at December 31, 2005 (in thousands of U.S. dollars)
Capital Structure:
Long-term debt	$620,000	16%	$620,000	16%
Trust preferred securities, aggregate liquidation(1)	200,000	5	200,000	5
6.75% Series C cumulative preferred shares, aggregate liquidation	290,000	7	290,000	7
6.5% Series D cumulative preferred shares, aggregate liquidation	230,000	6	230,000	6
Common shareholders' equity	2,658,835	66	2,572,787	66

Total Capital	$3,998,835	100%	$3,912,787	100%

(1) Neither the Trust that issued the securities nor PartnerRe Finance, which owns the Trust, meets the consolidation requirements of FIN 46(R). Accordingly, the Company shows the related intercompany debt of $206.2 million on its Consolidated Balance Sheets.

     PartnerRe Ltd.
Supplementary Information
(Unaudited)

		As at March 31, 2006		As at December 31, 2005
Investment Portfolio:
Credit Quality	AAA	66%		65%
	AA	4		3
	A	14		15
	BBB	11		11
	Below Investment Grade/Unrated	5		6
By Class	U.S. Government	10%		8%
	U.S. Mortgage/Asset Backed	14		15
	U.S. Corporates	20		20
	Foreign Fixed Income	28		29
	Equities and Equity Substitutes	17		16
	Cash (net of pending transactions)	11		12
Expected average duration		3.3	Yrs	3.3	Yrs
Average yield to maturity at market		4.9%		4.5%
(fixed income securities and cash)
Average Credit Quality		AA		AA

	For the three months ended March 31, 2006	For the three months ended March 31, 2005
	(in thousands of U.S. dollars except per share data)
Reconciliation of GAAP and non-GAAP measures:
Net income	$193,243	$11,415
Less:
Net realized investment gains, net of tax	50,868	35,230
Dividends to preferred shareholders	8,631	8,632

Operating earnings available to common shareholders	$133,744	$67,553

Diluted net income per common share	$3.21	$1.84
Less:
Net realized investment gains, net of tax, per common share	0.89	0.63

Diluted operating earnings per common share	$2.32	$1.21

Annualized return on beginning common shareholders' equity
calculated with net income available to common shareholders	28.7%	14.5%
Less:
Net realized investment gains, net of tax	7.9	5.0

Annualized operating return on beginning common shareholders' equity	20.8%	9.5%

     PartnerRe Ltd.
Supplementary Information
(in thousands of U.S. dollars except share and per share data)
(Unaudited)

	As at March 31, 2006	As at December 31, 2005
Reconciliation of GAAP and non-GAAP measures:
Shareholders' equity	$3,178,835	$3,092,787
Less:
6.75% Series C cumulative preferred shares, aggregate liquidation	290,000	290,000
6.5% Series D cumulative preferred shares, aggregate liquidation	230,000	230,000

Common shareholders' equity	$2,658,835	$2,572,787
Less:
Net unrealized (losses) gains on fixed
income securities, net of tax	(80,622)	4,382

Book value excluding net unrealized gains or losses
on fixed income securities	$2,739,457	$2,568,405

Divided by:
Number of common and common share equivalents outstanding	57,610.6	57,724.1
Equals:
Diluted book value per common and common share equivalents
outstanding excluding net unrealized gains or losses on
fixed income securities	$47.55	$44.49